UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities  Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2002

DECISIONLINK, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	0-17569	84-1063897
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

1181 Grier Drive
Suite B
Las Vegas, Nevada	89119
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (702) 361-9873

(Former name or former address, if changed since last report)

Item 5.  Other Events

On December 6, 2001, DecisionLink, Inc. (the “Registrant”) filed a voluntary petition under Chapter 11 of the Federal Bankruptcy Code in the United States Bankruptcy Court (the “Court”), District of Nevada. As a result, financial information necessary for the filing of a complete and accurate Form 10-KSB for the twelve months ended December 31, 2001, and Form 10-QSB for the three months ended March 31, 2002 and June 30, 2002, could not be provided within the prescribed time period without unreasonable effort and expense.

On March 6, 2002, in accordance with Exchange Act Release No. 34-9660, the Registrant requested of the Securities and Exchange Commission (“SEC”), relief from its Exchange Act reporting obligations and further requested that the SEC take no action against it for not timely meeting its reporting obligations under the Securities Exchange Act of 1934, as amended, until such time as it is released from Chapter 11.

On March 17, 2002, the SEC notified the Registrant that it was not able to grant no action relief primarily due to the post bankruptcy trading volume of the Registrant’s common stock. As such, as of April 15, 2002, the Registrant is no longer current with its Exchange Act reporting requirements for purposes of: (1) determining eligibility to use Securities Act Form S-2 or S-3; (2) satisfying the current public information requirements of Securities Act Rule 144(c)(1); or (3) satisfying the reporting issuer definition of Rule 902(1) of Regulation S. The Registrant, relying on that general interpretive guidance of Exchange Act Release No. 34-9660, will file in its Form 8-K, on a monthly basis, modified reports as further explained below.

The Registrant, and its wholly owned subsidiary FCI Environmental, Inc. (“FCI”), also operating under voluntary Chapter 11 of the Federal Bankruptcy Code, herein are filing their Monthly Operating Reports (the “Report(s)”) for the month and period ended September 30, 2002, in reliance upon SEC Exchange Act Release No. 34-9660.

The Registrant’s Report includes certain financial information for the period from December 6, 2001 to September 30, 2002. Readers of the Registrant’s Report are hereby cautioned and made aware of the fact that the financial information contained in the Registrant’s Report includes the accounts of DecisionLink, Inc., the parent company, on a stand-alone basis. The Registrant’s Report does not include the accounts of any DecisionLink, Inc. subsidiaries or affiliated companies. The Registrant’s Report was prepared by the Registrant. The Registrant’s Report was not reviewed by the Registrant’s independent accountants.

The FCI Report includes certain financial information for the period from December 20, 2001 to September 30, 2002.  Readers of the FCI Report are hereby cautioned and made aware of the fact that the financial information contained in the FCI Report includes the accounts of FCI on a stand-alone basis. The FCI Report does not include the accounts of any affiliated companies. The FCI Report was prepared by the Registrant. The FCI Report was not reviewed by the Registrant’s independent accountants.

On or about September 16, 2002, the Registrant’s order approving the adequacy of its disclosure statement and plan of reorganization (the “Plan”) was approved by the Court setting forth, among other things, a ballot return deadline of November 5, 2002 and a confirmation hearing date of November 19, 2002.

All documents filed in this case can be obtained from the Court’s website at: http://www.nvb.uscourts.gov from the PACER database. A brief summary of certain of the Plan’s provisions with respect to the disposition of its equity, both preferred and common, is provided below:

Registrant’s Plan will be accomplished in part through the creation of a new entity, which entity shall be referred to herein for identification purposes only as “NEWCO.”  The legal name of NEWCO will be disclosed at or before the confirmation hearing and will be included in the Confirmation Order.  The address for NEWCO shall be 13111 N. Central Expressway, Suite 440, Dallas TX 75243.  The telephone number for NEWCO shall be (214) 575-7600.

On the Effective Date and pursuant to the Plan, all of the net assets of the Registrant will be transferred to NEWCO.  On the Effective Date, NEWCO shall assume the claims of Registrant, which claims shall be treated as set forth in the Plan.  Additionally, the equity security holders in Registrant will continue to hold those equity securities to the extent stated in the Plan, but such securities shall be reduced to twenty percent (20%) of the remaining outstanding equity securities in Registrant on a fully diluted basis, pro rata according to the terms of the Plan.

The remaining eighty percent (80%) of Registrant’s equity securities shall be owned by NEWCO.  All Registrant warrants, regardless of form, and Registrant employee stock options authorized and issued shall receive nothing under the Plan and shall be extinguished.  A 200:1 reverse stock split in respect of reorganized Registrant common stock will be implemented to reduce the large number of shares outstanding to a more manageable and economically significant number.

Registrant, the public shell, will then be sold to the highest and best offeror, if and when feasible, after the Effective Date.  The U.S. Securities and Exchange Commission has objected to this treatment of Registrant; however, Registrant believes that some value may be generated by this treatment, which value, if any, will likely inure totally to the benefit of NEWCO as the 80% owner of Registrant.  Assuming that Registrant is sold, it is unlikely that Registrant minority equity holders will be extended an offer for the purchase of their common shares, and further it is possible that Registrant minority equity holders may encounter additional dilution after the sale, if any.  No representation or warranty of any kind is made in respect of the continued viability of Registrant or its ultimate sale, if at all.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(a)	Financial statements of businesses acquired:	None

(b)	Pro forma financial information:	None

Item 7   (c)             Exhibits:

EXHIBIT NUMBER	DESCRIPTION OF EXHIBIT

99.1	United States Bankruptcy Court, District of Nevada, Chapter 11 Monthly Operating Report of DecisionLink, Inc. for the month and period ended September 30, 2002

99.2	United States Bankruptcy Court, District of Nevada, Chapter 11 Monthly Operating Report of FCI Environmental, Inc. for the month and period ended September 30, 2002

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DECISIONLINK, INC.
(Registrant)

By:	/s/ R. Kenyon Culver	Date:	November 4, 2002
R. Kenyon Culver
Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION OF EXHIBIT

99.1	United States Bankruptcy Court, District of Nevada, Chapter 11 Monthly Operating Report of DecisionLink, Inc. for the month and period ended September 30, 2002

99.2	United States Bankruptcy Court, District of Nevada, Chapter 11 Monthly Operating Report of FCI Environmental, Inc. for the month and period ended September 30, 2002